Exhibit 4(c)

AMENDED AND RESTATED TRUST INDENTURE

Dated as of April 29, 2003

among

GRUPO MINERO MEXICO, S.A. DE C.V.,
as issuer of the Borrower Notes,

THE BANK OF NEW YORK,

not in its individual capacity but solely as trustee of

GRUPO MEXICO EXPORT MASTER TRUST NO. 1,

as issuer of the Secured Notes,

and

HSBC BANK USA,
as SEN Collateral Agent

US$58,189,387.10 Series C-1 Notes due 2007

US$131,452,455.34 Series C-2 Notes due 2007

US$23,462,972.31 Series D-1 Notes due 2007

US$53,003,914.87 Series D-2 Notes due 2007

US$63,552,969.54 Series E-1 Notes due 2007

US$143,569,030.46 Series E-2 Notes due 2007

i

Appendices

Appendix A	Definitions

Schedules

Schedule A	Existing SEN Agreements
Schedule B	Guarantors
Schedule C	SEN Holders
Schedule 2.1	Borrower Notes and Existing Medimsa Notes
Schedule 3.1	Secured Notes and Existing Secured Notes

Exhibits

Exhibit 2.2(a)	Form of Series C-1 Borrower Note
Exhibit 2.2(b)	Form of Series C-2 Borrower Note
Exhibit 2.2(c)	Form of Series D-1 Borrower Note
Exhibit 2.2(d)	Form of Series D-2 Borrower Note
Exhibit 2.2(e)	Form of Series E-1 Borrower Note
Exhibit 2.2(f)	Form of Series E-2 Borrower Note
Exhibit 3.2(a)	Form of Series C-1 Secured Note
Exhibit 3.2(b)	Form of Series C-2 Secured Note
Exhibit 3.2(c)	Form of Series D-1 Secured Note
Exhibit 3.2(d)	Form of Series D-2 Secured Note
Exhibit 3.2(e)	Form of Series E-1 Secured Note
Exhibit 3.2(f)	Form of Series E-2 Secured Note
Exhibit 4.7	Form of Transfer Certificate

AMENDED AND RESTATED TRUST INDENTURE, dated as of April 29, 2003 (this “Indenture”) among GRUPO MINERO MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (the “Borrower”), THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity but solely as trustee (in such capacity, the “SEN Trustee”) of GRUPO MEXICO EXPORT MASTER TRUST NO. 1, a trust formed under the laws of the State of New York (the “SEN Trust”) and HSBC BANK USA (“HSBC”), a bank and trust company organized under the laws of the State of New York, not in its individual capacity but solely as collateral agent for the Holders (as defined herein) (in such capacity, the “SEN Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each of Borrower and the SEN Trustee acknowledge certain outstanding debt obligations under the Existing SEN Agreements (as defined herein);

WHEREAS, the SEN Trustee, Borrower, certain Guarantors and Chemical Bank, a bank and trust company organized and existing under the laws of the State of New York, previously entered into that certain Trust Indenture, Security Agreement and Guaranty, dated as of November 20, 1995 (as amended, modified or supplemented from time to time, the “Original Trust Indenture”), pursuant to which Borrower issued the Existing Medimsa Notes (as defined herein) and the SEN Trustee issued the Existing Secured Notes (as defined herein);

WHEREAS, the parties hereto desire to amend and restate the Original Trust Indenture with respect to the Existing Medimsa Notes and the Existing Secured Notes pursuant to the terms and conditions hereof, of that certain Common Agreement, dated as of April 29, 2003 (the “Common Agreement”), among Borrower, the Guarantors (as defined herein), the SEN Holders (as defined herein), the Bank Holders (as defined in the Common Agreement), Bank of America, N.A. (“BofA”), as administrative agent for the Bank Holders (in such capacity, the “Bank Holders Administrative Agent”), HSBC, as shared payment and collateral agent for the SEN Holders and the Bank Holders (in such capacity, the “Shared Payment and Collateral Agent”), the SEN Collateral Agent and the SEN Trustee, of the SEN Security Agreement (as defined in the Common Agreement) and of the Affiliate Guaranty (as defined in the Common Agreement);

WHEREAS, Borrower has duly authorized the issuance of each of the Borrower Notes in accordance with the terms and conditions set forth herein;

WHEREAS, the SEN Trustee has duly authorized the issuance of each of the Secured Notes in accordance with the terms and conditions set forth herein; and

WHEREAS, conditions precedent to the effectiveness of this Indenture shall include, inter alia, the execution and delivery of the Common Agreement, the SEN Security Agreement and the Affiliate Guaranty by each party thereto.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree that, on the Effective Date (as defined herein), certain provisions of the Original Trust Indenture with respect to the Existing Medimsa Notes and the Existing Secured Notes shall be amended and restated as follows (it being understood that certain other provisions of the Original Trust Indenture are concurrently herewith being amended and restated pursuant to the SEN Security Agreement, and that this Indenture and the SEN Security Agreement, collectively, constitute an amendment and restatement of the Original Trust Indenture in its entirety with respect to the Existing Medimsa Notes and the Existing Secured Notes):

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1.            Certain Defined Terms.  Capitalized terms used but not otherwise defined herein or in Appendix A hereto shall have the meanings ascribed thereto in Appendix A to the Common Agreement.

Section 1.2.            Rules of Construction.  For all purposes of this Indenture, terms used herein shall be interpreted in accordance with paragraphs A through F of Appendix A to the Common Agreement.

Section 1.3.            Conflict with the Common Agreement.  In the case of any conflict between this Indenture and the Common Agreement, the terms of the Common Agreement shall control, except with respect to the rights, protections and obligations of the SEN Collateral Agent which shall be governed by the terms of this Indenture.

ARTICLE II

BORROWER NOTES

Section 2.1.            Agreement to Exchange Borrower Notes.  Each of Borrower and the SEN Trustee agree that, on the Effective Date, Borrower shall issue the Borrower Notes in favor of the SEN Trustee in accordance with the terms hereof in exchange for the Existing Medimsa Notes as set forth on Schedule 2.1 hereto.

Section 2.2.            Borrower Notes.  The aggregate principal amount of the Series C-1 Borrower Note that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the Trust Series C-1 Loan, and such Series C-1 Borrower Note shall be substantially in the form of Exhibit 2.2(a) hereto;

(b)           The aggregate principal amount of the Series C-2 Borrower Note that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the Trust Series C-2 Loan, and such Series C-2 Borrower Note shall be substantially in the form of Exhibit 2.2(b) hereto;

(c)           The aggregate principal amount of the Series D-1 Borrower Note that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the Trust Series D-1 Loan, and such  Series D-1 Borrower Note shall be substantially in the form of Exhibit 2.2(c) hereto;

(d)           The aggregate principal amount of the Series D-2 Borrower Note that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the Trust Series D-2 Loan, and such Series D-2 Borrower Note shall be substantially in the form of Exhibit 2.2(d) hereto;

(e)           The aggregate principal amount of the Series E-1 Borrower Note that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the Trust Series E-1 Loan, and such Series E-1 Borrower Note shall be substantially in the form of Exhibit 2.2(e) hereto; and

(f)            The aggregate principal amount of the Series E-2 Borrower Note that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the Trust Series E-2 Loan, and such Series E-2 Borrower Note shall be substantially in the form of Exhibit 2.2(f).

The financial terms of the Borrower Notes and the Secured Notes shall be identical.  Unless otherwise specifically provided herein, any references in this Indenture to the terms, including the payment terms, of any Secured Note shall be deemed to constitute mutatis mutandis the terms, including the payment terms, of any corresponding Borrower Note.

Section 2.3.            Interest.  Borrower shall pay interest in arrears on the outstanding principal amount of each Borrower Note, from the period from the date of issuance of such Borrower Note to the date such Borrower Note shall be indefeasibly paid in full in cash, for each Interest Period relating thereto, at the rates set forth below:

(i)            with respect to each Series C-1 and Series C-2 Borrower Note, 10.26% per annum in cash plus PIK Interest;

(ii)           with respect to each Series D-1 and Series D-2 Borrower Note, 11.18% per annum in cash; and

(iii)          with respect to each Series E-1 and Series E-2 Borrower Note, the SEN Series E Cash Interest Rate.

(b)           The LIBOR Rate applicable to each Series E-1 and Series E-2 Borrower Note shall be determined by the Shared Payment and Collateral Agent and notified to Borrower, the SEN Collateral Agent and the SEN Holders in accordance with Section 8.06(b) of the Common Agreement.

(c)           Interest on the Borrower Notes shall be computed and accrue in accordance with the terms set forth in Section 8.06(a) of the Common Agreement.

(d)           During an Event of Default, Borrower shall pay interest on the aggregate principal amount of Borrower Notes Outstanding in accordance with the terms set forth in Section 8.04(b) of the Common Agreement.

Section 2.4.            Principal.  Borrower hereby unconditionally promises to pay to the SEN Trustee the aggregate principal amount of each Borrower Note in accordance with Article VIII of the Common Agreement.

Section 2.5.            Prepayment.

(a)           Optional Prepayment.  Borrower may, from time to time, on any Business Day, voluntarily prepay the Borrower Notes in accordance with Article VIII of the Common Agreement, without premium or penalty, except as may be required by Sections 7.01(f), 7.01(g), 8.01(f) or 12.04 of the Common Agreement.  Any prepayment of the Borrower Notes pursuant to this Section 2.5(a) shall be applied in accordance with Article VIII of the Common Agreement.

(b)           Mandatory Prepayment.  Borrower shall prepay the Borrower Notes in accordance with the mandatory prepayment provisions set forth in Article VIII of the Common Agreement.

Section 2.6.            Payments Generally.  All payments of Borrower Notes are subject in all respects to the terms and provisions of the Common Agreement, including Section 12.08 thereof.

ARTICLE III

SECURED NOTES

Section 3.1.            Agreement to Exchange Secured Notes. Each of the SEN Trustee and each SEN Holder agree that, on the Effective Date, the SEN Trustee shall issue the Secured Notes in favor of each SEN Holder in accordance with the terms hereof in exchange for the Existing Secured Notes as set forth on Schedule 3.1 hereto.

Section 3.2.            Secured Notes.

(a)           The aggregate principal amount of Series C-1 Secured Notes that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the SEN Series C-1 Loan, and each Series C-1 Secured Note shall be substantially in the form of Exhibit 3.2(a);

(b)           The aggregate principal amount of Series C-2 Secured Notes that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the SEN Series C-2 Loan, and each Series C-2 Secured Note shall be substantially in the form of Exhibit 3.2(b);

(c)           The aggregate principal amount of Series D-1 Secured Notes that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the SEN Series D-1 Loan, and each Series D-1 Secured Note shall be substantially in the form of Exhibit 3.2(c);

(d)           The aggregate principal amount of Series D-2 Secured Notes that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the SEN Series D-2 Loan, and each Series D-2 Secured Note shall be substantially in the form of Exhibit 3.2(d);

(e)           The aggregate principal amount of Series E-1 Secured Notes that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the SEN Series E-1 Loan, and each Series E-1 Secured Note shall be substantially in the form of Exhibit 3.2(e); and

(f)            The aggregate principal amount of Series E-2 Secured Notes that may be Outstanding at any time under this Indenture is limited to the aggregate principal amount of the SEN Series E-2 Loan, and each Series E-2 Secured Note shall be substantially in the form of Exhibit 3.2(f).

For purposes hereof, (a) the SEN Series C-1 Loan and the SEN Series C-2 Loan shall constitute the “SEN Series C Restructured Principal”, (ii) the SEN Series D-1 Loan and the SEN Series D-2 Loan shall constitute the “SEN Series D Restructured Principal” and (iii) the SEN Series E-1 Loan and the SEN Series E-2 Loan shall constitute the “SEN Series E Restructured Principal”.

Section 3.3.            Interest.

(a)           The SEN Trustee shall pay interest in arrears on the outstanding principal amount of each Secured Note, from the date of issuance of such Secured Note to the date such Secured Note shall be indefeasibly paid in full in cash, for each Interest Period relating thereto, at the rates set forth below:

(i)            with respect to each Series C-1 and Series C-2 Secured Note, 10.26% per annum in cash plus PIK Interest;

(ii)           with respect to each Series D-1 and Series D-2 Secured Note, 11.18% per annum in cash; and

(iii)          with respect to each Series E-1 and Series E-2 Secured Note, the SEN Series E Cash Interest Rate.

(b)           The LIBOR Rate applicable to each Series E-1 and Series E-2 Secured Note shall be determined by the Shared Payment and Collateral Agent and notified to Borrower, the SEN Collateral Agent and the SEN Holders in accordance with Section 8.06(b) of the Common Agreement.

(c)           Interest on the Secured Notes shall be computed and accrue in accordance with Section 8.06(a) of the Common Agreement.

(d)           During an Event of Default, the SEN Trustee shall pay interest on the aggregate principal amount of Secured Notes Outstanding in accordance with the terms set forth in Section 8.04(b) of the Common Agreement.

Section 3.4.            Principal.  The SEN Trustee hereby unconditionally promises to pay to the SEN Holders the aggregate principal amount of each Secured Note in accordance with Article VIII of the Common Agreement.

Section 3.5.            Prepayment.

(a)           Optional Prepayment.  The SEN Trustee may, from time to time, on any Business Day, prepay the Secured Notes in accordance with Article VIII of the Common Agreement, without premium or penalty, except as may be required by Sections 7.01(f), 7.01(g), 8.01(f) or 12.04 of the Common Agreement.  Any prepayment of the Secured Notes pursuant to this Section 3.5(a) shall be applied in accordance with Article VIII of the Common Agreement.

(b)           Mandatory Prepayment.  The SEN Trustee shall prepay the Secured Notes in accordance with the mandatory prepayment provisions set forth in Article VIII of the Common Agreement.

Section 3.6.            Payments Generally.  All payments of Secured Notes are subject in all respects to the terms and provisions of the Common Agreement, including Section 12.08 thereof.

ARTICLE IV

TERMS OF NOTES

Section 4.1.            Form and Denomination.

(a)           The Notes shall be issued as certificated notes and without coupons.  The Notes shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Responsible Officers executing the same may determine as evidenced by the execution thereof.

(b)           The Notes delivered upon initial issuance shall be issued only in denominations of US$1,000,000 and integral multiples of US$0.01 in excess thereof.  Except in the case of initial issuance, the authorized denominations of the Notes shall be US$100,000 and integral multiples of US$0.01 in excess thereof.

Section 4.2.            Form of SEN Collateral Agent’s Certificate of Authentication.  The SEN Collateral Agent’s authentication on all Notes shall be in substantially the following form:

“This Note is referred to in the within-mentioned Indenture.

HSBC BANK USA,
as SEN Collateral Agent

Name:
Title:”

Section 4.3.            Authentication and Delivery of Notes.  At any time and from time to time after the execution and delivery of this Indenture, Borrower or the SEN Trustee, as applicable, may deliver Notes issued in accordance with the terms of this Indenture to the SEN Collateral Agent for authentication together with the applicable documents referred to below in this Section 4.3, and the SEN Collateral Agent shall thereafter authenticate and deliver such Notes to or upon the order of Borrower or the SEN Trustee, as applicable, pursuant to the Borrower Order or Trust Order specified below, or pursuant to such procedures acceptable to the SEN Collateral Agent as may be specified from time to time by a Borrower Order or Trust Order.  Such Borrower Order or Trust Order may be transmitted via facsimile (with the original to be delivered by mail) and may provide instructions or provide for further instructions from Borrower.  In authenticating such Notes and accepting additional responsibilities under this Indenture in relation to such Notes, the SEN Collateral Agent shall be entitled to receive and, except in the case of gross negligence or willful misconduct, shall be fully protected in relying upon:

(a)           a Borrower Order or a Trust Order, as applicable, requesting such authentication setting forth instructions as to delivery (if the Notes are not to be delivered to Borrower or the SEN Trustee, as applicable) and completion of any terms not set forth in such Notes as executed by Borrower or the SEN Trustee, as applicable, or setting forth procedures acceptable to the SEN Collateral Agent as to such completion and delivery;

(b)           any resolutions of Borrower or the SEN Trustee, as applicable, pursuant to which the forms and terms of such Notes were established; and

(c)           an Opinion of Counsel.

The SEN Collateral Agent shall have the right to decline to authenticate and deliver any Notes under this Section 4.3 if the SEN Collateral Agent (x) acting in good faith through its board of directors or board of trustees, executive committee, or trust committee of directors or trustees or SEN Collateral Agent officers shall determine that such authentication and delivery would expose the SEN Collateral Agent to personal liability to existing Holders or (y) determines that such authentication and delivery will affect its rights, duties, obligations or immunities hereunder, under the Common Agreement or any other Operative Document in a manner not reasonably acceptable to it.

Section 4.4.            Execution of Notes.  Each of the Borrower Notes and the Secured Notes shall be executed by a Responsible Officer of Borrower or the SEN Trustee, as applicable, duly authorized therefor.  Such signatures, in accordance with applicable laws, may be the manual or facsimile signatures of the present or any future such Responsible Officer.  Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the SEN Collateral Agent.  In case any Responsible Officer of Borrower or the SEN Trustee, as applicable, who shall have signed any of the Borrower Notes or the Secured Notes, as applicable, shall cease to be a Responsible Officer of Borrower or the SEN Trustee, as applicable, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such Responsible Officer of Borrower or the SEN Trustee, as applicable.

Section 4.5.            Certificate of Authentication.  Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Section 4.2 hereof, executed by the SEN Collateral Agent by the manual signature of one of its Responsible Officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the SEN Collateral Agent upon any Note executed by or on behalf of Borrower or the SEN Trustee, as applicable, shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued by Borrower or the SEN Trustee, as applicable, and Borrower or the SEN Trustee shall deliver such Note to the SEN Collateral Agent for cancellation together with a written statement of a Responsible Officer of Borrower or the SEN Trustee, as applicable, stating that such Note has never been issued by Borrower or the SEN Trustee, as applicable, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 4.6.            Note Register.  The SEN Collateral Agent will keep books (the “Register”) for the registration, ownership, exchange and transfer of the Notes at its Corporate Trust Office.  The Register shall show the amount of the Notes, the date of issue, all subsequent registered transfers and changes in registered ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders and any payment instructions with respect thereto (if different from a Holder’s registered address).  The SEN Collateral Agent shall also maintain a record (the “Record”) that will include notations as to whether the Notes have been paid or cancelled and, in the case of the replacement of any Notes, the Record shall include notations of the Note so replaced, and the Note issued in replacement thereof.  In the case of the cancellation of any of the Notes, the Record will include notations of the Note so cancelled and the date on which such Note was cancelled.  The SEN Collateral Agent shall at all reasonable times during office hours make the Register and the Record available to Borrower or the SEN Trustee, as applicable, or any Person authorized by Borrower or the SEN Trustee, as applicable, in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of Borrower or the SEN Trustee, as applicable, the Registrar shall deliver to such Persons all lists of Holders, their addresses and amounts of such holdings as they may request.  The SEN Collateral Agent shall maintain the Register and the Record in written form in English.

Section 4.7.            Transfer and Exchange of Notes.  Transfers of any Note in whole or in part must be made at the Corporate Trust Office of the SEN Collateral Agent or its duly authorized agent or at the office of any other transfer agent that may be appointed by Borrower or the SEN Trustee, as applicable, by delivery of such Note as an attachment to a Transfer Certificate substantially in the form of Exhibit 4.7 hereto (a “Transfer Certificate”).  In exchange for any Note properly presented for transfer, the SEN Collateral Agent shall promptly authenticate and deliver or cause to be authenticated and delivered at its Corporate Trust Office or the office of its duly authorized agent or at the office of any other transfer agent that may be appointed by Borrower or the SEN Trustee, as applicable, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Note or Notes of the same series, registered in the name of such transferee, for the same aggregate principal amount as was transferred.  Subject to the requirements of minimum denomination set forth in this Indenture, in the case of the transfer of any Note in part, the SEN Collateral Agent shall also promptly authenticate and deliver or cause to be authenticated and delivered at its Corporate Trust Office or at the office of its duly authorized agent or at the office of any transfer agent that may be appointed by Borrower or the SEN Trustee, as applicable, as the case may be, to the transferor or send by mail (at the risk of the transferor) to such address as the transferor may request, a Note or Notes of the same series, registered in the name of the transferor, for the aggregate principal amount that was not transferred.  Notes may also be exchanged for other Notes of the same series in any authorized denominations and of equal aggregate principal amount of such series, subject to the requirements of minimum denomination set forth in this Indenture and in the terms of such Notes.  Following a proper request in writing for exchange, the SEN Collateral Agent shall promptly authenticate and deliver or cause to be authenticated and delivered at its Corporate Trust Office or at the office of its duly authorized agent or at the office of such transfer agent, as the case may be, to the Holder or send by first class mail (at the risk of the Holder), to such address as the Holder may request, a Note or Notes, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations requested.  The presentation for transfer or exchange of any Note shall not be valid unless made at the Corporate Trust Office or at the office of its duly authorized agent or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact.  Upon any such transfer or exchange, the SEN Collateral Agent shall make appropriate entries in the Register reflecting such transfer or exchange.  The SEN Collateral Agent shall not register the transfer or exchange of Notes for a period of five (5) days preceding the due date for any payment of interest on the Note or during the period of five (5) days ending on the due date for any payment of principal on the Note, or register the transfer of or exchange any Notes previously called for redemption.

(a)           Transfer, registration and exchange of Notes shall be permitted as provided in this Section 4.7 without any charge to the Holder except for the expenses of delivery (if any) not made by regular mail.  Registration or transfer of a Note by the SEN Collateral Agent shall be deemed to be the acknowledgement of such transfer on behalf of Borrower or the SEN Trustee, as applicable.

(b)           SEN Holders shall not transfer or assign any Secured Notes to Borrower, the SEN Trustee or any Affiliates of either Borrower or the SEN Trustee.  The SEN Trustee shall not transfer or assign any Borrower Notes except pursuant to the SEN Security Agreement.

Section 4.8.            Mutilated, Lost, Stolen, or Destroyed Notes.  Borrower and the SEN Trustee shall execute and deliver to the SEN Collateral Agent, Notes in such amounts and at such times as to enable the SEN Collateral Agent to fulfill its responsibilities under this Indenture and the Notes.

(a)           The SEN Collateral Agent shall, in accordance with the terms and provisions set forth herein and in the Notes, and upon provision of evidence satisfactory to the SEN Collateral Agent and Borrower or the SEN Trustee, as applicable, that any Note was mutilated, lost, stolen or destroyed, authenticate, issue and deliver a new Note of the same denomination and with identical terms (a “Substitute Note”) in exchange for or in lieu of such Note that became mutilated, lost, stolen or destroyed (the “Original Note”).  If any such mutilated, stolen, lost or destroyed Note has matured, instead of issuing a duplicate Note, Borrower or the SEN Trustee, as applicable, may pay such Note upon satisfaction of the conditions set forth in this Section 4.8(b).

(b)           Upon the issuance of a Substitute Note, the Holder of such Substitute Note, if so requested by Borrower or the SEN Trustee, as applicable, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the SEN Collateral Agent) connected with the preparation and issuance of the Substitute Note.

(c)           All Substitute Notes shall be valid obligations of Borrower or the SEN Trust, as applicable, and be subject to the same terms and conditions and entitled to the same benefits under this Indenture as the Original Notes.

Section 4.9.            Cancellation of Notes.  Whenever a Note is delivered to the SEN Collateral Agent for cancellation (upon payment or otherwise), or for transfer, exchange or replacement pursuant to the terms hereof, the SEN Collateral Agent will promptly cancel (and may destroy) such Note.

Section 4.10.          Satisfaction and Discharge of Trust Indenture.  This Indenture shall cease to be of further effect, and the SEN Collateral Agent, on written demand of the Required SEN Holders and at the sole cost and expense of Borrower, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Borrower Notes issued pursuant to the terms hereof (other than any Borrower Notes that have been destroyed, lost or stolen and replaced in accordance with the terms hereof) have been returned to the SEN Collateral Agent for cancellation and (ii) Borrower has paid or caused to be paid all sums payable by it hereunder and (b) (i) all Secured Notes issued pursuant to the terms hereof (other than any Secured Notes that have been destroyed, lost or stolen and replaced in accordance with the terms hereof) have been returned to the SEN Collateral Agent for cancellation and (ii) the SEN Trustee has paid or caused to be paid all sums payable by it hereunder.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of each of Borrower and the SEN Trust under Article VI and Section 13.6 of this Indenture shall survive.

ARTICLE V

SET-OFF

Pursuant to the terms and provisions of the Common Agreement, including Sections 4.01, 8.03 and 8.04 thereof, Borrower shall make all payments of principal and interest on the Borrower Notes and payments of all other amounts due and owing under the Operative Documents to the Shared Payment and Collateral Agent.  Upon each payment by the Shared Payment and Collateral Agent to the SEN Holders of amounts due and owing to the SEN Holders under the Secured Notes in accordance with Article VIII of the Common Agreement, the Obligations of Borrower under the Borrower Notes held of record or beneficially owned by the SEN Trustee, and the obligations of the SEN Trust under the Secured Notes held of record or beneficially owned by the SEN Holders, shall be ratably and simultaneously reduced by an amount equal to the amount of such payment made by the Shared Payment and Collateral Agent.

ARTICLE VI

TAXES; YIELD PROTECTION; ILLEGALITY; PAYMENTS

Article XII of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

ARTICLE VII

CONDITIONS PRECEDENT

The effectiveness of this Indenture is subject to the satisfaction of the conditions precedent set forth in Section 2.01 of the Common Agreement (which conditions precedent shall be deemed to be incorporated herein as if the same were set out in full herein).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Borrower hereby makes the same representations and warranties applicable to and made by it in Article III of the Common Agreement (which representations and warranties shall be deemed to be incorporated herein as if the same were set out in full herein).

ARTICLE IX

AFFIRMATIVE COVENANTS

Borrower hereby agrees that, until all Obligations have been paid and performed in full, it shall perform and comply with, and cause each of its Principal Subsidiaries to perform and comply with, each of the Affirmative Covenants applicable to it or its Principal Subsidiaries, as the case may be (which Affirmative Covenants shall be deemed to be incorporated herein as if the same were set forth in full herein).

ARTICLE X

FINANCIAL COVENANTS

Borrower hereby agrees that, until all Obligations have been paid and performed in full, it shall perform and comply with, and cause each of its Principal Subsidiaries to perform and comply with, each of the Financial Covenants applicable to it or its Principal Subsidiaries, as the case may be (which Financial Covenants shall be deemed to be incorporated herein as if the same were set forth in full herein).

ARTICLE XI

NEGATIVE COVENANTS

Borrower agrees that, until all Obligations have been paid and performed in full, it shall perform and comply with, and cause each of its Principal Subsidiaries to perform and comply with, each of the Negative Covenants applicable to it or its Principal Subsidiaries, as the case may be (which Negative Covenants shall be deemed to be incorporated herein as if the same were set forth in full herein).

ARTICLE XII

EVENTS OF DEFAULT AND REMEDIES

Section 12.1.          Events of Default/Remedies.  If an Event of Default has occurred and is continuing, the SEN Collateral Agent may exercise any or all rights and remedies assigned to it in Article X of the Common Agreement (which rights and remedies shall be deemed to be incorporated herein as if the same were set out in full herein).

Section 12.2.          Rights Not Exclusive.  The rights, powers, privileges and remedies provided for herein and in the other Operative Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other documents now existing or hereafter arising.

ARTICLE XIII

THE SEN COLLATERAL AGENT

Section 13.1.          Duties and Responsibilities of the SEN Collateral Agent.  The SEN Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any other Operative Documents to which it is a party., and no implied covenants, duties or obligations shall be read into any of the Operative Documents against the SEN Collateral Agent.

Section 13.2.          Exculpatory Provisions.  The recitals, statements, respresentations or warranties contained herein and in the Notes, other than the SEN Collateral Agent’s certificates of authentication, shall be taken as statements of Borrower and the SEN Trustee, and the SEN Collateral Agent assumes no responsibility for the correctness thereof.

(b)   The SEN Collateral Agent shall not be required to ascertain or inquire as to the performance or non-performance by Borrower or the SEN Trustee of any of the covenants or agreements contained herein or in any other Operative Document, nor shall it be responsible in any way for such performance or non-performance.

(c)   The SEN Collateral Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture and any other Operative Document to which it is a party in the absence of bad faith, gross negligence or willful misconduct.

(d)   The SEN Collateral Agent may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder or under any other Operative Document in reliance thereon.

(e)   The SEN Collateral Agent shall not be accountable for the issuance of any Notes hereunder or for the use or application of any proceeds thereof.

(f)    Money held by the SEN Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The SEN Collateral Agent shall be under no liability for interest on any money received by it under any of the Operative Documents except as otherwise expressly set forth in such Operative Documents as are signed by the SEN Collateral Agent.

(g)   Whether or not expressly so provided therein, every provision of this Indenture and any other Operative Document relating to the conduct, affecting the liability of or affording protection to the SEN Collateral Agent with respect to its duties hereunder or thereunder shall be subject to the provisions of this Article XIII.

Section 13.3.          Delegation of Duties.  The SEN Collateral Agent may exercise any of the powers granted to it hereunder or under any other Operative Document and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and the SEN Collateral Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney-in-fact appointed by it with due care thereunder.

Section 13.4.          SEN Collateral Agent and Agents May Hold Notes.  The SEN Collateral Agent or any agent of the SEN Collateral Agent, in its individual capacity or any other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not the SEN Collateral Agent.

Section 13.5.          Reliance by SEN Collateral Agent; Indemnity Against Liabilities.

(a)   Whenever in the administration of its duties hereunder or under any other Operative Document, the SEN Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any other Operative Document, such matter (unless other evidence in respect thereof be specifically prescribed hereunder or in any other Operative Document) may, be deemed to be conclusively proved and established by a certificate of a Responsible Officer delivered to the SEN Collateral Agent and such certificate, shall be full warranty to the SEN Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Indenture or any other Operative Document in reliance thereon.  Except with respect to its express obligations set forth hereunder or under any other Operative Document, before the SEN Collateral Agent acts or refrains from acting hereunder or under any other Operative Document, the SEN Collateral Agent may require an Opinion of Counsel with respect to such matters as the SEN Collateral Agent reasonably deems necessary.  The SEN Collateral Agent shall not be liable for any action it takes or omits to take in reliance on any Opinion of Counsel.

(b)   The SEN Collateral Agent may rely, and shall be fully protected in relying, upon any resolution, statement, instruction, certificate, instrument, request, opinion, report, notice, request, direction, consent, order, bond or other paper, document or communication which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, telexes or facsimile transmissions, to have been sent by the proper party or parties.  In the absence of its bad faith, gross negligence or willful misconduct, the SEN Collateral Agent may rely conclusively as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolution, statement, instruction, certificate, instrument, request, opinion, report, notice, request, direction, consent, order, bond or other paper, document or communication furnished to the SEN Collateral Agent in connection with this Indenture or any other Operative Document.  The SEN Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any such resolution, statement, instruction, certificate, instrument, request, opinion, report, notice, request, direction, consent, order, bond or other paper, document or communication.

(c)   No provision of this Indenture or any other Operative Document shall require the SEN Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers.

(d)   Any communication of the SEN Trustee to the SEN Collateral Agent shall be evidenced by a written document, signed in the name of the SEN Trustee by a Responsible Officer of the SEN Trustee, and any communication by Borrower to the SEN Collateral Agent shall be evidenced by a written document, signed in the name of Borrower by a Responsible Officer of Borrower.

Section 13.6.          Indemnification of SEN Collateral Agent.

(a)   Section 11.01 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

(b)   The obligations of Borrower and each Guarantor to pay and reimburse the SEN Collateral Agent in accordance with Section 13.6(a) hereof shall survive payment of the Notes, the resignation or removal of such SEN Collateral Agent and the satification and discharge of this Indenture.

Section 13.7.          Resignation and Removal of the SEN Collateral Agent.

(a)   The SEN Collateral Agent may at any time, by giving thrity (30) days’ written notice to  Borrower, the SEN Trustee and the SEN Holders, resign and be discharged of the responsibilities created hereby and under any other Operative Document, such resignation to become effective upon the appointment of a successor agent as hereinafter provided and the acceptance of such appointment by such agent.  The SEN Collateral Agent may be removed at any time with or without cause by the Required SEN Holders, such removal to become effective upon the appointment of a successor agent as hereinafter provided and the acceptance of such appointment by such agent.  If no successor agent shall be appointed and approved by the Required SEN Holders pursuant to Section 13.7(b) within thirty (30) days from the date of such resignation or removal, the SEN Collateral Agent or any of the SEN Holders may apply to any court of competent jurisdiction to appoint a successor agent to act until such time, if any, as a successor agent shall have been appointed by the Required SEN Holders.  Any successor agent so appointed by such court shall immediately and without further act be superseded by any successor agent approved by the Required SEN Holders.

(b)   If at any time the SEN Collateral Agent shall resign or be removed as provided in Section 13.7(a) or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the SEN Collateral Agent for any other cause, a successor agent shall be appointed by the Required SEN Holders, and the powers, duties, authority and title of the predecessor agent shall be terminated and cancelled without procuring the resignation of such predecessor agent, and without any formality (except as may be required by applicable law) other than the appointment and designation of an agent in writing, duly acknowledged, delivered to the predecessor agent and filed for the record in each public office, if any, in which any of the Operative Documents are required to be filed.

(c)   The appointment and designation referred to in Section 13.7(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Indenture shall vest in such successor agent, without any further act, deed or conveyance, all of the estate and title of its predecessor, and, if required, upon such filing for record the successor agent shall become fully vested with all the estates, properties, rights, powers, duties, obligations, authority and title of such predecessor hereunder and other each and any other Operative Document and such predecessor shall deliver any securities and monies held by it to such successor agent.  Should a supplemental indenture hereto or any deed, conveyance, financing statement or other instrument in writing from Borrower or the SEN Trustee be required by any successor agent to vest more fully and certainly in such successor agent the estates, properties, rights, powers, duties, authority and title vested or intended to be vested in the predecessor agent, any and all such supplemental indentures, deeds, conveyances, financing statements and other instruments in writing shall, on request of such successor agent, be executed, acknowledged and delivered by Borrower or the SEN Trustee, as applicable.

(d)   Any filing for record of the instrument appointing a successor agent as hereinabove provided shall be at the sole expense of Borrower.  The resignation of any agent and the instrument or instruments removing any agent, together with all other instruments, deeds and conveyances provided for in this Section 13.7 shall, if required by law, be forthwith recorded, registered and filed at the sole expense of Borrower and the SEN Trustee wherever this Indenture is recorded, registered and filed.

(e)   Any successor agent appointed by a court of competent jurisdiction or otherwise pursuant to the provisions of this Section 13.7 shall notify each SEN Holder of such appointment and shall be a national banking association or a bank or trust company authorized to exercise corporate trust powers under the laws of the State of New York and authorized by law and its charter to perform all the duties imposed upon it by the Operative Documents.  In addition, such successor agent shall have (i) capital stock and surplus aggregating not less than $500,000,000, (ii) a credit rating with respect to its long-term unsecured debt obligations of at least “AA” and “Aa2” (A) from Standard and Poor’s and Moody’s, respectively, or (B) if not rated by both rating agencies, by at least Standard & Poor’s, and (iii) its Corporate Trust Office in the State of New York.

(f)    Any Person into which the SEN Collateral Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which it shall be a party or any Person to which the SEN Collateral Agent may sell or transfer all or substantially all of its corporate trust business, shall be the successor to the SEN Collateral Agent without the execution or filing of any paper or the performance of any further act; provided, that such Person shall be a national banking association or a bank or trust company authorized to exercise corporate trust powers under the laws of the State of New York and authorized by law and its charter to perform all the duties imposed upon it by the Operative Documents; and provided, further, that such Person shall have (i) capital stock and surplus aggregating not less than $500,000,000, (ii) a credit rating with respect to its long-term unsecured debt obligations of at least “AA,” and “Aa2” (A) from Standard & Poor’s and Moody’s, respectively, or (B) if not rated by both rating agencies, by at least Standard & Poor’s, and (iii) its Corporate Trust Office in the State of New York.

Section 13.8.          Acceptance of Appointment by SEN Collateral Agent.  The SEN Collateral Agent agrees to perform the duties and exercise the rights, powers, and privileges of the SEN Collateral Agent hereunder and under any other Operative Document to which it is a party for the equal and ratable benefit of all SEN Holders and agrees that the SEN Collateral Agent (and any Person acting as successor agent, co-agent or separate agent hereunder) shall be answerable or accountable for its acts or omissions hereunder only under the circumstances set forth in this Indenture.

Section 13.9.          Capacity in Which Acting.  The SEN Collateral Agent acts solely as collateral agent as provided herein, and HSBC does not act hereunder in its individual capacity.  HSBC shall not be answerable or accountable under any circumstances, and shall not be liable for any payment, cost, expense or liability, except for liabilities that may result from its own willful misconduct or gross negligence or as otherwise expressly provided in each of the Operative Documents to which the SEN Collateral Agent is a party.

Section 13.10.        Notice of an Event of Default.  Upon the receipt by the SEN Collateral Agent of a certificate of the Shared Payment and Collateral Agent stating that an Event of Default has occurred, the SEN Collateral Agent shall promptly notify Borrower, the SEN Trustee and the SEN Holders of the receipt of such certificate in accordance with the terms and conditions hereof.  Whether or not an Event of Default shall have occurred and be continuing and whether or not the SEN Collateral Agent shall have knowledge of such occurrence or continuance, the SEN Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of an Event of Default for any purpose under this Indenture or under any other Operative Document unless and until a Responsible Officer of the SEN Collateral Agent shall have received a notice of an Event of Default from the Shared Payment and Collateral Agent.  The SEN Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a certificate to inquire whether an

Event of Default has in fact occurred and is continuing and shall be entitled to rely solely and conclusively, and shall be fully protected in relying, on any such certificate furnished to it by the Shared Payment and Collateral Agent.  The SEN Collateral Agent may (but shall not be obligated to) take action hereunder or under any other Operative Document on the basis of a Bankruptcy Event whether or not the SEN Collateral Agent has received any certificate stating that a Bankruptcy Event has occurred.  The SEN Collateral Agent shall take no action hereunder or under any other Operative Document on the basis of any Event of Default (other than a Bankruptcy Event as aforesaid) unless a Responsible Officer of the SEN Collateral Agent shall have received a notice with respect to the occurrence of such Event of Default.

Section 13.11.        Appointment of SEN Collateral Agent as Attorney-in-Fact. Each of Borrower and the SEN Trustee hereby irrevocably constitutes and appoints the SEN Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower or the SEN Trustee, as the case may be, and in the name of Borrower or the SEN Trust, as the case may be, or in its own name, from time to time (subject in each case, however, to the terms and conditions hereof) for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Indenture.  The foregoing power of attorney is coupled with an interest and shall be irrevocable, and each of Borrower and the SEN Trustee hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue thereof.

Section 13.12.        Compensation and Reimbursement of Expenses. Section 11.02 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 13.13.        Covenants. The SEN Collateral Agent hereby covenants and agrees that until the Obligations shall have been paid and performed in full and this Indenture shall have terminated:

(a)           the SEN Collateral Agent shall promptly furnish each SEN Holder with a copy of (i) any financial information, notices, documents or instruments received from Borrower or the SEN Trustee pursuant to this Indenture and (ii) any notice sent to Borrower with respect to a Default or an Event of Default pursuant to Article IX of the Common Agreement;

(b)           the SEN Collateral Agent shall promptly furnish to Borrower and the SEN Trustee a copy of any notices, documents or instruments received from any Holder pursuant to this Indenture (except any thereof that are confidential in nature as determined by any Holder); and

(c)           the SEN Collateral Agent shall provide copies of any notice, demand, supplemental indentures or other documents that it gives to Borrower or the SEN Holders to the SEN Trustee, the Shared Payment and Collateral Agent and the Bank Holders Administrative Agent.

Section 13.14.        Fee Agreement. The Collateral Fee Agreement (as defined in the SEN Security Agreement) provides for the compensation of the SEN Collateral Agent hereunder for its services as such, and the SEN Collateral Agent will not look to the Holders for any payment for such services.

ARTICLE XIV

DIRECTION OF ACTIONS

Section 14.1.          Directions by Required SEN Holders. The Required SEN Holders by one or more acts shall have the right to direct, or to request that the SEN Collateral Agent direct, the time, method and place of conducting any proceeding hereunder or under any other Operative Document, or to exercise any remedy available to the SEN Collateral Agent hereunder or thereunder that is for the benefit of the Holders; provided, however, that (i) no such action or direction shall modify any provision that is intended to benefit the SEN Collateral Agent, (ii) the SEN Collateral Agent shall not be required to take any such action unless any indemnity that is required in respect of such action has been provided, (iii) subject to the terms of this Indenture, the SEN Collateral Agent may take any action deemed proper by the SEN Collateral Agent and that is not inconsistent with such action or direction and (iv) no such action or direction shall be contrary to the terms and conditions of the Common Agreement.

Section 14.2.          Directions to Shared Payment and Collateral Agent. Any direction provided by Borrower, the SEN Trustee or the SEN Holders to the Shared Payment and Collateral Agent shall be provided in accordance with the terms of Article XIII and Section 14.14 of the Common Agreement.

ARTICLE XV

SUPPLEMENTAL INDENTURES; WAIVERS

Section 15.1.          Supplemental Indentures.

(a)           Notwithstanding anything to the contrary set forth herein, any supplemental indenture or modification hereof shall be subject to the terms and conditions set forth in Section 14.01(b) of the Common Agreement. In the case of any conflict between this Indenture and the Common Agreement with respect to any supplemental indenture or modifications of this Indenture, the terms and conditions of the Common Agreement shall control.

(b)           None of Borrower, the SEN Trustee or the SEN Collateral Agent nor any of their Affiliates will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Indenture in accordance with the terms and conditions set forth in this Section 15.1 unless each SEN Holder shall be informed thereof by Borrower, the SEN Trustee or the SEN Collateral Agent and shall be afforded the opportunity of considering the same and shall be supplied with sufficient information to enable it to make an informed decision with respect thereto.  None of Borrower, the SEN Collateral Agent, nor any of their Affiliates will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any SEN Holder as consideration for or as an inducement to the entering into by such SEN Holder of any such amendment or waiver unless such remuneration is concurrently offered to be paid and is paid, on the same terms ratably to all SEN Holders.

(c)           No supplemental indenture or modification hereof shall amend any provision of this Indenture affecting the rights, duties or obligations of the SEN Collateral Agent without the consent of the SEN Collateral Agent.

Section 15.2.          Notice of Supplemental Indenture.  Promptly after the execution by Borrower, the SEN Trustee and the SEN Collateral Agent of any supplemental indenture pursuant to the provisions hereof, the SEN Collateral Agent shall give notice thereof to the Shared Payment and Collateral Agent and the SEN Holders, in each case setting forth the terms of such supplemental indenture.  Any failure of the SEN Collateral Agent to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 15.3.          Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of Borrower, the SEN Trustee and the SEN Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments.  All the terms and conditions of any such supplemental indenture shall be part of the terms and conditions of this Indenture for any and all purposes and every current and future SEN Holder shall be bound thereby.

Section 15.4.          Documents to Be Given to SEN Collateral Agent.  The SEN Collateral Agent shall receive a certificate of a Responsible Officer of Borrower and the SEN Trustee and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to the terms hereof complies with the applicable provisions of this Indenture.

Section 15.5.          Waiver of Trust Indenture.  No waiver of any provision of this Indenture shall be effective unless the same is contained in a supplemental indenture that has been approved, executed and delivered in accordance with the terms hereof.

Section 15.6.          Notation on Notes in Respect of Supplemental Indenture.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the terms hereof may bear a notation in a form approved by the SEN Collateral Agent as to any matter provided for in such supplemental indenture.  If Borrower or the SEN Trustee, as applicable, shall so determine, Notes modified to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by Borrower or the SEN Trustee, as applicable, at its own expense, authenticated by the SEN Collateral Agent and delivered in exchange for the Notes then outstanding.

ARTICLE XVI

MISCELLANEOUS

Section 16.1.          Notices.  With respect to all notices to be given hereunder, Section 14.14 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.2.          Limitation of Rights.  Nothing expressed or implied in this Indenture or the Notes shall give any Person other than the SEN Collateral Agent, Borrower or the SEN Trustee any right, remedy or claim under or with respect to this Indenture.

Section 16.3.          Successors and Assigns.  All of the covenants, stipulations, promises and agreements in this Indenture contained made by or on behalf of Borrower or the SEN Trustee shall bind each such party’s successors and assigns, whether so expressed or not.

Section 16.4.          Amendments and Waivers.  Section 14.01(b) of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.5.          Effect of Headings.  With respect to any headings contained herein, Section 14.04 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.6.          Severability.  Section 14.05 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.7.          Counterparts.  This Indenture may be executed in one or more counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same instrument.

Section 16.8.          Currency.  Section 14.06 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.9.          GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 16.10.        Consent to Jurisdiction; Process Agent.  Section 14.22 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.11.        Waiver of Jury Trial.  Section 14.20 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.12.        Waiver of Immunity.  Section 14.17 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.13.        Tax Treatment.  Section 14.11 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.14.        Disclosure to Other Persons.  Section 14.12 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.15.        SEN Trustee Acting on Behalf of the SEN Trust. It is understood by the Holders and the parties hereto that the sole recourse of the Holders and the parties hereto in respect of the obligations of the SEN Trust hereunder to which it  is a party shall be to the assets of the SEN Trust.  In addition, The Bank of New York is entering into this Agreement solely in its capacity as trustee under the SEN Trust Agreement and not in its individual capacity (except as expressly stated herein), and in no case shall The Bank of New York (or any Person acting as successor trustee under the SEN Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the SEN Trust hereunder, all such liability, if any, being expressly waived by the Holders and the parties hereto and any Person claiming by, through or under such party.

Section 16.16.        No Third Party Beneficiaries.  Section 14.16 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 16.17.        Amendment and Restatement . As of the Effective Date, certain other provisions of the Original Trust Indenture are concurrently herewith being amended and restated pursuant to the SEN Security Agreement and the Common Agreement, and this Indenture, the SEN Security Agreement and the Common Agreement, collectively constitute an amendment and restatement of the Original Trust Indenture in its entirety with respect to the Existing Medimsa Notes and the Existing Secured Notes.

Section 16.18.        Use of English Language.  Section 14.18 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of GRUPO MEXICO EXPORT MASTER TRUST NO.1, as issuer of the Secured Notes

By:	/s/ Janie K. Choi
Name: Janie K. Choi
Title:Vice President

GRUPO MINERO MEXICO, S.A. DE C.V., as issuer of the Borrower Notes

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

HSBC BANK USA, as SEN Collateral Agent

By:	/s/ Harriet Drandoff
Name: Harriet Drandoff
Title: Vice President

APPENDIX A

to the AMENDED AND RESTATED TRUST INDENTURE

As used in this Indenture and any other document that, by its terms, incorporates these definitions, the following terms shall have the following meanings, except to the extent otherwise expressly defined therein.  Except as otherwise indicated, all the agreements or instruments herein defined or referred to shall mean such agreements or instruments as the same may be supplemented or amended from time to time or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

“Bankruptcy Event”  means the occurrence of an Event of Default under either Section 9.01(i) or Section 9.01(j) of the Common Agreement.

“Borrower Notes” means, collectively, each Series C-1, Series C-2, Series D-1, Series D-2, Series E-1 and Series E-2 certificated promissory note, to be issued by Borrower in accordance with and pursuant to Section 2.2, and, each to be substantially in the form indicated therein.

“Borrower Order” means a written request or order signed in the name of Borrower by a Responsible Officer of Borrower and delivered to a Responsible Officer of the SEN Collateral Agent.

“Corporate Trust Office” shall mean the principal corporate trust office of the SEN Collateral Agent at which at any particular time its corporate trust business shall be administered, which office is, on the Effective Date, located at 452 Fifth Avenue, New York, NY 10018; Attn: Issuer Services; provided, that for purposes of Sections 4.6 and 4.7 of this Indenture, such office shall be 1 Hansen Place, Brooklyn, NY 11243.

“Effective Date” shall mean the date of execution and delivery of this Indenture and the date upon which all of the conditions precedent set forth in Article VII hereof shall have been satisfied or waived.

“Existing Medimsa Notes” means, collectively, each of the certificated promissory notes issued by México Desarollo Industrial Minera, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico, under the Original Trust Indenture, as amended or supplemented from time to time.

“Existing Secured Notes” means, collectively, each of the certificated promissory notes issued by the SEN Trust under the Original Trust Indenture, as amended or supplemented from time to time.

“Existing SEN Agreements” mean each of the agreements set forth on Schedule A hereto.

“Holders” means, collectively, the SEN Trustee and each SEN Holder.

“Loans” means, collectively, the Trust Loans and the SEN Loans.

“Notes” means, collectively, the Borrower Notes and the Secured Notes.

“Opinion of Counsel” means a written opinion of legal counsel to Borrower or the SEN Trustee, as applicable, in form and substance satisfactory to the SEN Collateral Agent and which counsel shall be reasonably acceptable to the SEN Collateral Agent.

 “Outstanding”, when used with reference to the Notes, subject to the terms and conditions hereof, shall mean as of any particular time all Notes authenticated and delivered by the SEN Collateral Agent under this Indenture, except (a) Notes theretofore cancelled by the SEN Collateral Agent or delivered to the SEN Collateral Agent for cancellation or held by the SEN Collateral Agent for reissuance but not reissued by the SEN Collateral Agent, (b) Notes or portions thereof that have been called for redemption in accordance with their terms or that have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest or other amounts thereon shall have been made available to the SEN Collateral Agent or (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to Section 4.8.

“Responsible Officer” means, with respect to any Person other than the SEN Collateral Agent, the SEN Trustee or Borrower, a duly elected or appointed, authorized, and acting officer, agent or representative of such Person.  “Responsible Officer” when used with respect to the SEN Collateral Agent means any officer thereof, including without limitation any vice president, assistant vice president, assistant treasurer, assistant secretary or other officer or employee of the SEN Collateral Agent, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers responsible for the administration of this Indenture.  “Responsible Officer” when used with respect to Borrower, unless the context otherwise requires, the president, chief executive officer, chief financial officer, vice president, principal accounting officer or treasurer of Borrower or other executive officer of Borrower who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to any certificate, report or notice to be delivered or given under the Indenture or knowledge of any Event of Default. “Responsible Officer” when used with respect to the SEN Trustee means any officer within the corporate trust department of the SEN Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the SEN Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsible for the Transaction Documents to which it is a party.

“Secured Notes” means, collectively, each Series C-1, Series C-2, Series D-1, Series D-2, Series E-1 and Series E-2 certificated promissory note, to be issued by the SEN Trustee in accordance with and pursuant to Section 3.2, and each to be substantially in the form indicated therein.

“SEN Holders” means, collectively, each SEN Holder set forth on Schedule B hereto.

“SEN Loans” means, collectively, the SEN Series C-1 Loan, the SEN Series C-2 Loan, the SEN Series D-1 Loan, the SEN Series D-2 Loan, the SEN Series E-1 Loan and the SEN Series E-2 Loan.

“SEN Series C-1 Loan” means an aggregate principal amount of US$58,189,387.10.

“SEN Series C-2 Loan” means an aggregate principal amount of US$131,452,455.34.

“SEN Series D-1 Loan” means an aggregate principal amount of US$23,462,972.31.

“SEN Series D-2 Loan” means an aggregate principal amount of US$53,003,914.87.

“SEN Series E-1 Loan” means an aggregate principal amount of US$63,552,969.54.

“SEN Series E-2 Loan” means an aggregate principal amount of US$143,569,030.46.

“Series C-1 Loans” means, collectively, the Trust Series C-1 Loan and each SEN Series C-1 Loan.

“Series C-2 Loans” means, collectively, the Trust Series C-2 Loan and each SEN Series C-2 Loan.

“Series D-1 Loans” means, collectively, the Trust Series D-1 Loan and each SEN Series D-1 Loan.

“Series D-2 Loans” means, collectively, the Trust Series D-2 Loan and each SEN Series D-2 Loan.

“Series E-1 Loans” means, collectively, the Trust Series E-1 Loan and the SEN Series E-1 Loan.

“Series E-2 Loans” means, collectively, the Trust Series E-2 Loan and the SEN Series E-2 Loan.

“Tranche A Loans” means, collectively, the SEN Series C-1 Loans, the SEN Series D-1 Loans and the SEN Series E-1 Loans.

“Tranche B Loans” means, collectively, the SEN Series C-2 Loans, the SEN Series D-2 Loans and the SEN Series E-2 Loans.

“Trust Agreement” means that certain Grupo Mexico Export Master Trust Agreement dated as of November 17, 1995, by and between BONY, as trustee, and México Desarollo Industrial Minera, S.A. de C.V.

“Trust Loans” means, collectively, the Trust Series C-1 Loan, the Trust Series C-2 Loan, the Trust Series D-1 Loan, the Trust Series D-2 Loan, the Trust Series E-1 Loan and the Trust Series E-2 Loan.

“Trust Order” means a written request or order signed in the name of the SEN Trustee by a Responsible Officer of the SEN Trustee and delivered to a Responsible Officer of the SEN Collateral Agent.

“Trust Series C-1 Loan” means an aggregate principal amount of US$58,189,387.10.

“Trust Series C-2 Loan” means an aggregate principal amount of US$131,452,455.34.

“Trust Series D-1 Loan” means an aggregate principal amount of US$23,462,972.31.

“Trust Series D-2 Loan” means an aggregate principal amount of US$53,003,914.87.

“Trust Series E-1 Loan” means an aggregate principal amount of US$63,552,969.54.

“Trust Series E-2 Loan” means an aggregate principal amount of US$143,569,030.46.

SCHEDULE A

to the AMENDED AND RESTATED TRUST INDENTURE

EXISTING SEN AGREEMENTS

1.               ORIGINAL TRUST INDENTURE

2.               MASTER TRUST AGREEMENT, DATED AS OF NOVEMBER 20, 1995, AMONG [GMM, AS SUCCESSOR IN INTEREST TO] MEXICO DESAROLLO INDUSTRIAL MINERO, S.A. DE C.V., A SOCIEDAD ANONIMA DE CAPITAL VARIABLE ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO, AND THE SEN TRUSTEE, AS AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME

3.               EXISTING MEDIMSA NOTES

4.               EXISTING SECURED NOTES

SCHEDULE B

to the AMENDED AND RESTATED TRUST INDENTURE

GUARANTORS

1.               MINERA MEXICO, S.A. DE C.V.

2.               INDUSTRIAL MINERA MEXICO, S.A. DE C.V.

3.               MINERA MEXICO INTERNACIONAL, INC.

4.               MEXICANA DE COBRE, S.A. DE C.V.

5.               MINERALES METALICOS DEL NORTE, S.A.

6.               MEXICANA DE CANANEA, S.A. DE C.V.

7.               MEXICANA DEL ARCO, S.A. DE C.V.

8.               MINERALES Y MINAS MEXICANAS, S.A. DE C.V.

9.               COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI S.C. POR A., S.A.

10.         MEXICO COMPANIA INMOBILIARIA, S.A.

11.         PROYECCIONES URBANISTICAS S. DE R.L. DE C.V.

SCHEDULE C

to the AMENDED AND RESTATED TRUST INDENTURE

SEN HOLDERS

1.               LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST

2.               COMMONWEALTH OF PENNSYLVANIA STATE EMPLOYEE’S RETIREMENT SYSTEM

3.               JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

4.               JOHN HANCOCK LIFE INSURANCE COMPANY

5.               MELLON BANK, N.A., Trustee for the Bell Atlantic Master Trust

6.               MELLON BANK, NA., Trustee under the Long-Term Investment Trust

7.               GRUPO MEXICO SERIES E PASS THROUGH TRUST

8.               SIGLER & CO.

9.               NEW YORK LIFE INSURANCE COMPANY

10.         SOUTHLAND LIFE INSURANCE COMPANY

11.         LIFE INSURANCE COMPANY OF GEORGIA

12.         SECURITY LIFE OF DENVER INSURANCE COMPANY

13.         CONNECTICUT GENERAL LIFE INSURANCE COMPANY

14.         LIFE INSURANCE COMPANY OF NORTH AMERICA

15.         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

16.         ACE AMERICAN REINSURANCE COMPANY

17.         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

18.         PACIFIC LIFE INSURANCE COMPANY

19.         TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

20.         METROPOLITAN LIFE INSURANCE COMPANY

SCHEDULE 2.1

to the AMENDED AND RESTATED TRUST INDENTURE

BORROWER NOTES AND EXISTING MEDIMSA NOTES

HOLDER	EXISTING MEDIMSA NOTES BEING TENDERED	BORROWER NOTES BEING ISSUED
GRUPO MEXICO EXPORT MASTER TRUST NO. 1	US$ 200,000,000 Medimsa Guaranteed Note Series C	US$58,189,387.10 Series C-1 Borrower Promissory Fixed Rate Note Due 2007

GRUPO MEXICO EXPORT MASTER TRUST NO. 1		US$131,452,455.34 Series C-2 Borrower Promissory Fixed Rate Note Due 2007

GRUPO MEXICO EXPORT MASTER TRUST NO. 1	US$ 80,000,000 Medimsa Guaranteed Note Series D	US$23,462,972.31 Series D-1 Borrower Promissory Fixed Rate Note Due 2007

GRUPO MEXICO EXPORT MASTER TRUST NO. 1		US$53,003,914.87 Series D-2 Borrower Promissory Fixed Rate Note Due 2007

GRUPO MEXICO EXPORT MASTER TRUST NO. 1	US$ 220,000,000 Medimsa Guaranteed Note Series E	US$63,552,969.54 Series E-1 Borrower Promissory Floating Rate Note Due 2007

GRUPO MEXICO EXPORT MASTER TRUST NO. 1		US$143,569,030.46 Series E-2 Borrower Promissory Floating Rate Note Due 2007

SCHEDULE 3.1

to the AMENDED AND RESTATED TRUST INDENTURE

SECURED NOTES AND EXISTING SECURED NOTES

SEN HOLDER	EXISTING SECURED NOTES	SECURED NOTES BEING ISSUED
Commonwealth of Pennsylvania State Employees Retirement System (SERS & CO.)	US$3,000,000 Series C Secured Note (C-17) US$1,000,000 Series D Secured Note (D-16)

US$872,840.81 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$1,971,786.83 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$293,287.15 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$662,548.94 Series D-2 Secured Promissory Fixed Rate Note Due 2007

John Hancock Variable Life Insurance Company	US$4,000,000 Series C Secured Note (C-9)	US$1,163,787.74 Series C-1 Secured Promissory Fixed Rate Note Due 2007 US$2,629,049.11 Series C-2 Secured Promissory Fixed Rate Note Due 2007

John Hancock Life Insurance Company	US$30,000,000 Series C Secured Note(C-18)	US$8,728,408.07 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$29,000,000 Series C Secured Note(C-8)

US$2,000,000 Series C Secured Note(C-13)

US$500,000 Series C Secured Note (C-21)

US$500,000 Series C Secured Note (C-23)

US$2,000,000 Series D Secured Note(D-32)

US$20,000,000 Series D Secured Note  (D-33)

US$8,437,461.13 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$581,893.87 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$145,473.47 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$145,473.47 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$19,717,868.30 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$19,060,606.02 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$1,314,524.55 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$328,631.14 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$328,631.14 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$586,574.31 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$5,865,743.08 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$1,325,097.87 Series D-2 Secured Promissory Fixed Rate Note Due 2007 US$13,250,978.72 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Mellon Bank, N.A., Trustee for the Bell Atlantic Master Trust	US$4,000,000 Series C Secured Note (C-10) US$2,000,000 Series D Secured Note (D-2)

US$1,163,787.74 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$2,629,049.11 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$586,574.31 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$1,325,097.87 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Mellon Bank, N.A., Trustee for the Long-Term Investment Trust dated October 1, 1996	US$1,915,000 Series C Secured Note (C-15)	US$557,163.38 Series C-1 Secured Promissory Fixed Rate Note Due 2007 US$1,258,657.26 Series C-2 Secured Promissory Fixed Rate Note Due 2007

Lucent Technologies Inc. Master Pension Trust	US$4,085,000.00 Series C Secured Note	US$1,188,518.23 Series C-1 Secured Promissory Fixed Rate Note Due 2007 US$2,684,916.40 Series C-2 Secured Promissory Fixed Rate Note Due 2007

Grupo Mexico Series E Pass Through Trust	US$220,000,000, Series E Secured Note	US$63,552,969.54 Series E-1 Secured Promissory Floating Rate Note Due 2007 US$143,569,030.46 Series E-2 Secured Promissory Floating Rate Note Due 2007

The Prudential Insurance Company of America	US$60,000,000 Series C Secured Export Note (C-1)	US$17,456,816.13 Series C-1 Secured Promissory Fixed Rate Note Due 2007 US$39,435,736.60 Series C-2 Promissory Fixed Rate Note Due 2007

Teachers Insurance and Annuity Association of America	US$40,000,000 Series C Secured Export Note (C-2)	US$11,637,877.42 Series C-1 Secured Promissory Fixed Rate Note Due 2007 US$26,290,491.07 Series C-2 Secured Promissory Fixed Rate Note Due 2007

NYLIM Stratford CDO 2001-1 LTD. (SIGLER & CO.)	US$1,000,000 Series D Secured Note(D-28) US$1,000,000 Series D Secured Note(D-29) US$1,000,000 Series D Secured Note(D-30) US$1,000,000 Series D Secured Note(D-31)

US$293,287.15 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$662,548.94 Series D-2 Secured Promissory Fixed Rate Note Due 2007

US$293,287.15 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$662,548.94 Series D-2 Secured Promissory Fixed Rate Note Due 2007

US$293,287.15 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$662,548.94 Series D-2 Secured

Promissory Fixed Rate Note Due 2007 US$293,287.15 Series D-1 Secured Promissory Fixed Rate Note Due 2007 US$662,548.94 Series D-2 Secured Promissory Fixed Rate Note Due 2007

New York Life Insurance Company	US$5,000,000 Series D Secured Note(D-19) US$2,500,000 Series D Secured Note(D-20) US$2,500,000 Series D Secured Note(D-21) US$1,000,000 Series D Secured Note(D-27)

US$1,466,435.77 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$3,312,744.68 Series D-2 Secured Promissory Fixed Rate Note Due 2007

US$733,217.88 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$1,656,372.34 Series D-2 Secured Promissory Fixed Rate Note Due 2007

US$733,217.88 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$1,656,372.34 Series D-2 Secured Promissory Fixed Rate Note Due 2007

US$293,287.15 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$662,548.94 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Connecticut General Life Insurance Company (CIG &CO.)	US$3,000,000 Series D Secured Note(D-8) US$3,000,000 Series D Secured Note(D-9)

US$879,861.46 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$1,987,646.81 Series D-2 Secured Promissory Fixed Rate Note Due 2007

US$879,861.46 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$1,987,646.81 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Life Insurance Company of North America (CIG & CO.)	US$3,000,000 Series D Secured Note(D-11)	US$879,861.46 Series D-1 Secured Promissory Fixed Rate Note Due 2007 US$1,987,646.81 Series D-2 Secured Promissory Fixed Rate Note Due 2007

ACE American Reinsurance Company (MEDEA & CO.)	US$3,000,000 Series D Secured Note(D-34)	US$879,861.46 Series D-1 Secured Promissory Fixed Rate Note Due 2007 US$1,987,646.81 Series D-2 Secured Promissory Fixed Rate Note Due 2007

The Lincoln National Life Insurance Company	US$3,000,000 Series D Secured Note (D-14)	US$879,861.46 Series D-1 Secured Promissory Fixed Rate Note Due 2007 US$1,987,646.81 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Southland Life Insurance Company	US$4,000,000 Series C Secured Export Note (C-4)	US$1,163,787.74 Series C-1 Secured Promissory Fixed Rate Note Due 2007 US$2,629,049.11 Series C-2 Secured Promissory Fixed Rate Note Due 2007

Life Insurance Company of Georgia	US$10,000,000 Series D Secured Note (D-4) US$4,000,000 Series C Secured Export Note (C-5)

US$1,163,787.74 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$2,629,049.11 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$2,932,871.54 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$6,625,489.36 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Security Life of Denver Insurance Company	US$4,000,000 Series C Secured Export Note (C-3) US$4,000,000 Series C Secured Export Note (C-24) US$1,000,000 Series D Secured Note(D-22) US$4,000,000 Series D Secured Note(D-6)

US$1,163,787.74 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$1,163,787.74 Series C-1 Secured Promissory Fixed Rate Note Due 2007

US$2,629,049.11 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$2,629,049.11 Series C-2 Secured Promissory Fixed Rate Note Due 2007

US$293,287.15 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$1,173,148.62 Series D-1 Secured Promissory Fixed Rate Note Due 2007

US$662,548.94 Series D-2 Secured Promissory Fixed Rate Note Due 2007

US$2,650,195.74 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Metropolitan Life Insurance Company	US$10,000,000 Series D Secured Note (D-12)	US$2,932,871.54 Series D-1 Secured Promissory Fixed Rate Note Due 2007 US$6,625,489.36 Series D-2 Secured Promissory Fixed Rate Note Due 2007

Pacific Life Insurance Company (MAC & CO.)	US$5,000,000 Series C Secured Export Note (C-20)	US$1,454,734.68 Series C-1 Secured Promissory Fixed Rate Note Due 2007 US$3,286,311.38 Series C-2 Secured Promissory Fixed Rate Note Due 2007